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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Long-Term Incentive Plan of SICOR Inc. of our report dated February 13, 2002 with respect to the consolidated financial statements and schedule of SICOR Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
March 26, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS